SEC  FORM  10-Q  $906  EXHIBIT  32.1
CERTIFICATION  PURSUANT  TO
18  U.S.C.  SECTION  1350,
AS  ADOPTED  PURSUANT  TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002
     In connection with the Quarterly Report on Form 10-Q of Green Mountain Power Corporation (the "Company") for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher L. Dutton, Chief Executive Officer of the Company, and Robert J. Griffin, Treasurer and Controller and Principal Financial Officer, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
     A signed original of this written statement required by Section 906 has been provided to Green Mountain Power Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/  Christopher  L.  Dutton
----------------------------
Christopher  L.  Dutton
Chief  Executive  Officer  and  President

/s/  Robert  J.  Griffin
------------------------


Robert  J.  Griffin
Treasurer  and  Controller
(Principal  Financial  Officer)

August  11,  2003